UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023 and June 30, 2023 (each a “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of Avenue Therapeutics, Inc. (the “Company”) and the Board, respectively, approved equity awards under the Avenue Therapeutics, Inc. 2015 Incentive Plan to certain named executive officers as follows: (a) an option to purchase 800,000 shares of the Company’s common stock to Alexandra MacLean, M.D., the Company’s Chief Executive Officer (the “MacLean Option”) , and (b) an option to purchase 250,000 shares of the Company’s common stock to David Jin, the Company’s Interim Principal Financial Officer and Chief Operating Officer (the “Jin Option”). The options vest in four equal annual installments beginning on August 1, 2023 (each an “Option Vesting Date”), provided that the grantee provides continuous service to the Company from the applicable Grant Date through the applicable Option Vesting Date. The options have an exercise price of $1.14 per share (the closing price of the Company’s common stock on June 29, 2023). The MacLean Option expires on June 29, 2033 and the Jin Option expires on June 30, 2033.

The option awards were granted pursuant to a stock option award agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Form of Avenue Therapeutics, Inc. Stock Option Agreement.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.

(Registrant)

Date: July 5, 2023

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer